Exhibit 99.17

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Special Meeting Proxy Card

A Proposals	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors of Archipelago Holdings, Inc. (“Archipelago”) recommends a vote FOR the proposal to adopt the merger agreement and approve the transactions contemplated thereby.

1.  To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005 and as amended as of October 20, 2005 and November 2, 2005 (the “merger agreement”), by and among the New York Stock Exchange, Inc., Archipelago, NYSE Group, Inc., NYSE Merger Sub LLC, NYSE Merger Corporation Sub, Inc. and Archipelago Merger Sub, Inc., and the transactions contemplated by the merger agreement, pursuant to which, among other things, the NYSE and Archipelago each agreed to combine, through a series of mergers, and become wholly owned subsidiaries of NYSE Group, Inc., a for-profit Delaware corporation.

	For ☐	Against ☐	Abstain ☐

2. To transact any other business as may properly come before the Archipelago special meeting or any adjournment or postponement of the Archipelago special meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote FOR proposal 1. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy - Archipelago Holdings, Inc.

100 South Wacker Drive, Suite 1800, Chicago, Illinois 60606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING ON DECEMBER 6, 2005.

Nelson Chai and Kevin J. P. O’Hara (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Archipelago Holdings, Inc. (the “Company”), to be held on Tuesday, December 6, 2005, at 9:30 a.m., Central Time at The Metropolitan Club, 67th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, 60606, and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 6, 2005.

THANK YOU FOR VOTING